As filed with the Securities and Exchange Commission on November 3, 1997
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                             THE FINOVA GROUP INC.
             (Exact Name of Registrant As Specified in Its Charter)

             Delaware                                           86-0695381
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                              Samuel L. Eichenfield
                 Chairman, President and Chief Executive Officer
                              The FINOVA Group Inc.
                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
               --------------------------------------------------

                  Please send copies of all communications to:

     Richard Lieberman                                Karen E. Bertero
      Vice President -                           Gibson, Dunn & Crutcher LLP
 Assistant General Counsel                         333 South Grand Avenue
   The FINOVA Group Inc.                        Los Angeles, California 90071
 1850 North Central Avenue                             (213) 229-7000
       P.O. Box 2209
Phoenix, Arizona 85002-2209
       (602) 207-6900

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                        Proposed Maximum    Proposed Maximum
                                        Amount To Be  Aggregate Price Per  Aggregate Offering     Amount Of
Title Of Common Stock To Be Registered   Registered           Unit              Price(1)       Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock - par value $.01 per
share(2)                                 1,711,269          $43.59            $74,594,215         $22,604.31
---------------------------------------

(1) (Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low reported prices of the Registrant's Common Stock on the New York Stock Exchange on October 31, 1997.

(2) (Includes the preferred stock purchase rights of The FINOVA Group Inc. which initially are attached to and trade with the shares of common stock of The FINOVA Group Inc. being registered hereby. The value attributable to such Rights, if any, is reflected in the market price of such common stock.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

Prospectus                                                    [FINOVA LOGO HERE]
1,711,269 Shares
                                                           The FINOVA Group Inc.
                                                          1850 N. Central Avenue
                                                                  P. O. Box 2209
                                                     Phoenix, Arizona 85002-2209

These  shares may be offered  for sale    FINOVA is registering  these shares as
from   time   to   time   by   certain    required  by the  Registration  Rights
shareowners listed below in "Selling Agreement we signed with the Selling Shareowners." They may sell their Shareowners when FINOVA purchased
shares  at  their  discretion.   As  a    certain  assets of  Belgravia  Capital
result,  some or all of  these  shares    Corporation.
may  not  be   sold  by  the   Selling
Shareowners.                              FINOVA's common stock is quoted on the
                                          New  York  Stock  Exchange  under  the
The Selling Shareowners, not FINOVA, symbol "FNV." The closing price quoted will receive the proceeds from the an the NYSE's composite tape was
sale of these shares.  FINOVA will pay    $43.94/share on October 31, 1997.
all   of   the    expenses    of   the
registration    of    these    shares,    The Selling Shareowners  may offer the
estimated to be $175,000.                 securities    directly    or   through
                                          underwriters, agents or dealers. "Plan
The securities  have not been approved    of  Distribution"  below provides more
or disapproved by the SEC of any state    information on this topic.
securities  commission.  None of those
authorities  has determined  that this
prospectus  is accurate  or  complete.
Any  representation to the contrary is
a criminal offense.




                                November__, 1997.

                       WHERE YOU CAN FIND MORE INFORMATION

     We  file  annual,  quarterly  and       *  Annual  Report  on Form 10-K for
current reports, proxy and information          the  year  ended   December  31,
statements and other  information with          1996.
the  SEC.  You may  read  and copy any
document  we file at the SEC's  public       *  Portions of the Proxy  Statement
reference  rooms in Washington,  D.C.,          on  Schedule  14A for the Annual
New  York,   New  York  and   Chicago,          Meeting of Shareholders  held on
Illinois.   Please  call  the  SEC  at          May  8,   1997  that  have  been
1-800-SEC-0330 for more information on          incorporated  by reference  into
the public  reference  rooms and their          our 10-K.
copy charges. Our SEC filings are also
available to the public from the SEC's       *  Quarterly  Reports  on Form 10-Q
web  site at  http://www.sec.gov.  You          for the quarters ended March 31,
may also  inspect  our SEC reports and          June 30, and September 30, 1997.
other  information  at  the  New  York
Stock Exchange,  20 Broad Street,  New       *  Current   Reports  on  Form  8-K
York, New York 10005.                           dated January 24, April 18, July
                                                21,  August 19, and  October 17,
     The SEC allows us to "incorporate          1997.
by reference" the  information we file
with them, which means we can disclose          You may  request a copy of those
information to you by referring you to    filings,  other than  exhibits,  at no
those      documents.      Information    cost, by contacting us at:
incorporated  by  reference is part of
this  prospectus.   Later  information          Treasurer
filed   with  the  SEC   updates   and          The FINOVA Group Inc.
supersedes this prospectus.                     1850 North Central Avenue
                                                P.O. Box 2209
     We  incorporate  by reference the          Phoenix, Arizona  85002-2209
documents  listed below and any future          (602) 207-6900
filings   made   with  the  SEC  under
Sections 13(a),  13(c), 14 or 15(d) of
the  Securities  Exchange  Act of 1934
until this offering is completed:

                                     FINOVA

      The FINOVA Group Inc. ("FINOVA," provide value-added services enables "we" or "us") is a financial services us to differentiate ourselves from our holding company. Through our principal competitors. That expertise and
subsidiary, FINOVA Capital Corporation    ability  also  enable  us  to  command
("FINOVA Capital"), we provide a broad    pricing  that  provides   satisfactory
range of financing and capital  market    spread over our borrowing costs.
products  to mid-size  businesses.  We
concentrate   on  lending  to  midsize          We  seek  to   maintain  a  high
business.  FINOVA  Capital has been in    quality   portfolio  and  to  minimize
operation for over 42 years.              non-earning assets and write-offs.  We
                                          use   clearly   defined   underwriting
      FINOVA     is     a     Delaware    criteria   and   stringent   portfolio
corporation. FINOVA was incorporated management techniques. We diversify in 1991 to serve as the successor to our lending activities geographically The Dial Corp's financial services and among a range of industries,
businesses. We extend revolving credit    customers and loan products.
facilities,  term loans and  equipment
and   real   estate    financing    to          Due  to  the  diversity  of  our
"middle-market" businesses with portfolio, we believe we are better financing needs falling generally able to manage competitive changes in between $500,000 and $35 million. We our markets and to withstand the
operate  in 16  specific  industry  or    impact   of   deteriorating   economic
market   niches   under  three  market    conditions  on a regional  or national
segments  in which  our  expertise  in    basis.  There  can  be  no  assurance,
evaluating  the credit  worthiness  of    however,   that  competitive  changes,
prospective  customers and our ability    borrower's    performance,
to
economic  conditions  or other factors          *  Factoring   Services   offers
will not result in an  adverse  impact             full  service  factoring  and
on  our  results  of   operations   or             accounts           receivable
financial condition.                               management    services    for
                                                   entrepreneurial   and  larger
      We generate  interest  and other             firms,   primarily   in   the
income  through  charges  assessed  on             textile      and      apparel
outstanding   loans,  loan  servicing,             industries.     The    annual
leasing, brokerage and other fees. Our             factored   volume   of  these
primary  expenses  are  the  costs  of             companies     is    generally
funding  the loan and lease  business,             between  $5  million  and $25
including   interest   paid  on  debt,             million.  This line  provides
provisions for possible credit losses,             accounts    receivable    and
marketing   expenses,   salaries   and             inventory financing and loans
employee benefits, servicing and other             secured by equipment and real
operating expenses and income taxes.               estate.

      Our   principal    offices   are          *  Rediscount   Finance   offers
located at 1850 North Central  Avenue,             revolving  credit  facilities
P.O.   Box  2209,   Phoenix,   Arizona             to the  independent  consumer
85002-2209.  Our  telephone  number is             finance  industry   including
(602) 207-6900.                                    sales,  automobile,  mortgage
                                                   and      premium      finance
          LINES OF BUSINESS                        companies.            Typical
                                                   transaction  sizes range from
      We   operate    the    following             $1 million to $35 million.
principal   lines  of  business  under
three market segments:                    Specialty Finance

Commercial Finance                              *  Commercial  Equipment Finance
                                                   offers   equipment    leases,
      *  Asset-Based   Finance  offers             loans and "turnkey" financing
         collateral-oriented revolving             to a broad  range of  midsize
         credit  facilities  and  term             companies.  Specialty markets
         loans   for    manufacturers,             include     the     corporate
         distributors, wholesalers and             aircraft and emerging  growth
         service  companies.   Typical             technology        industries,
         transaction  sizes range from             primarily  biotechnology  and
         $500,000 to $3 million.                   electronics.          Typical
                                                   transaction  sizes range from
      *  Corporate  Finance provides a             $500,000 to $15 million.
         full     range     of    cash
         flow-oriented and asset-based          *  Commercial     Real    Estate
         term   and   revolving   loan             Finance     provides     term
         products  for  manufacturers,             financing for hotel, anchored
         wholesalers,    distributors,             retail,       office      and
         specialty    retailers    and             owner-occupied    properties.
         commercial    and    consumer             Typical   transaction   sizes
         service  businesses.  Typical             range  from $5 million to $25
         transaction  sizes range from             million.
         $2 million to $35 million.
                                                *  Communications        Finance
      *  Inventory   Finance  provides             specializes in term financing
         inbound     and      outbound             to      advertising       and
         inventory financing, combined             subscriber-supported
         inventory/accounts receivable             businesses   including  radio
         lines of credit and  purchase             and   television    stations,
         order financing for equipment             cable   operators,    outdoor
         distributors,     value-added             advertising     firms     and
         resellers     and     dealers             publishers.           Typical
         nationwide. Transaction sizes             transaction  sizes range from
         generally range from $500,000             $1 million to $40 million.
         to $30 million.
                                                *  Franchise    Finance   offers
                                                   equipment,  real  estate  and
                                                   acquisition   financing   for
                                                   operators
         of   established    franchise    Capital Markets
         concepts.  Transaction  sizes
         generally range from $500,000          *   FINOVA    Realty     Capital
         to $15 million.                            specializes   in   providing
                                                    capital   markets  -  funded
      *  Healthcare  Finance  offers a              commercial    real    estate
         full    range   of    working              financing    products    and
         capital,  equipment  and real              commercial  mortgage banking
         estate financing products for              services.            Typical
         the    U.S.    health    care              transaction sizes range from
         industry.  Transaction  sizes              $1 million to $5 million.
         typically range from $500,000
         to $25 million.                        *  FINOVA  Investment   Alliance
                                                   provides equity and mezzanine
      *  Public    Finance    provides             debt  financing  for  midsize
         tax-exempt  term financing to             businesses   in   partnership
         state and  local  governments             with institutional  investors
         and non-profit  corporations.             and selected  fund  sponsors.
         Typical   transaction   sizes             Typical   transaction   sizes
         range  from  $100,000  to  $5             range  from $2 million to $15
         million.                                  million.

      *  Portfolio  Services  provides         FINOVA     is     a     Delaware
         customized         receivable    corporation.  We were  incorporated in
         servicing and collections for 1991 to serve as the successor to The time-share developers and Dial Corp's financial services other generators of consumer businesses. Dial transferred those
         receivables.                     businesses  to us in  March  1992 in a
                                          spin-off.  Since that time, FINOVA has
      * Resort Finance focuses on increased its total assets from about construction, acquisition and $2.6 billion at December 31, 1992 to receivables financing of time $8.1 billion at June 30, 1997. Income share resorts worldwide as from continuing operations increased well as term financing for from $37 million in 1992 to $116.5 established golf resort million in 1996. We believe FINOVA hotels and receivables ranks among the largest independent funding for developers of commercial finance companies in the
         second   home    communities.    U.S., based  on  total  assets.   Our
         Typical   transaction   sizes    common stock is traded on the New York
         range  from $5 million to $35    Stock Exchange.
         million.

      *  Transportation        Finance
         structures  equipment  loans,
         leases, acquisition financing
         and  leveraged  lease  equity
         investments   for  commercial
         and cargo airlines worldwide,
         railroads  and  operators  of
         other transportation  related
         equipment.            Typical
         transaction  sizes range from
         $5 million to $30 million.

                         SELECTED FINANCIAL INFORMATION

   The following information was items are part of our Annual Report on derived from our financial statements. Form 10-K for the year ended December Partial year results are not audited. 31, 1996 and our Quarterly Reports on The information is only a summary and Form 10-Q for the quarters ended March does not provide all of the 31, June 30 and September 30, 1997. information contained in our financial You should read our financial
statements,   including   the  related    statements and other  information that
notes, and Management's Discussion and    we have filed with the SEC.
Analysis. Those


                                  As of and for the
                                  Nine Months Ended
                                    September 30,                      As of and for the Year Ended December 31,
                                    ------------                       -----------------------------------------
                                 1997          1996          1996          1995          1994          1993          1992
                                 ----          ----          ----          ----          ----          ----          ----
                                     (Unaudited)                      (Dollars in thousands, except per share data)
0PERATIONS:
Interest and income
earned from financing
transactions                 $   682,920   $   588,259   $   797,934   $   702,116   $   474,200   $   255,216   $   243,337
Interest margins earned          326,487       271,538       369,105       309,084       227,463       124,847       104,699
Provision for possible
credit losses                     48,300        31,164        41,751        37,568        10,439         5,706         6,740
Gains on sale of assets           22,407         8,442        12,949        10,889         3,877         5,439         3,362
Income from continuing
operations                       100,330        86,097       116,493        93,798        73,770        37,846        36,750
Earnings from continuing
operations after preferred
dividends per common
and equivalent share*        $      1.79   $      1.54   $      2.08   $      1.69   $      1.46   $      0.90   $      0.85
Earnings per common and
equivalent share*            $      1.79   $      1.52   $      2.09   $      1.75   $      1.47   $      0.89   $      1.15
Dividends declared per
common share*                $      0.38   $      0.34   $      0.46   $      0.42   $      0.37   $      0.34   $      0.21
Average outstanding
common and equivalent
shares*                       55,908,000    55,942,000    56,072,000    55,664,000    50,614,000    40,664,000    40,928,000

FINANCIAL POSITION:

Investment in financing
transactions                 $ 8,075,600   $ 7,058,306   $ 7,298,759   $ 6,348,079   $ 5,342,979   $ 2,846,571   $ 2,428,523
Nonaccruing assets               173,390       151,798       155,505       143,127       149,046       102,607       100,422
Reserve for possible
credit losses                    167,754       144,293       148,693       129,077       110,903        64,280        69,291
Total assets                   8,307,720     7,875,848     7,526,734     7,036,514     5,821,343     2,834,322     2,641,668
Total debt                     6,502,512     6,350,043     5,850,223     5,649,368     4,573,354     2,079,286     1,898,773
Redeemable preferred
stock                               --            --            --            --            --            --          25,000
Company-obligated
mandatory redeemable
convertible preferred
securities of subsidiary
trust solely holding
convertible debentures of
the Company                      111,550          --         111,550          --            --            --            --
Shareowners'  equity             977,921       896,581       929,591       825,184       770,252       503,300       488,396

*Retroactively adjusted for the two for one stock split effective October 1, 1997.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This    prospectus    and    any    business   strategy,   the  effect  of
information incorporated by reference economic conditions, the performance discuss future expectations, contain of our borrowers, actions of our projections of results of operation or competitors and our ability to respond financial condition or state other to those actions, the cost of our forward-looking information. Known and capital, which may depend in part on unknown risks, uncertainties and other our portfolio quality, ratings, factors could cause the actual results prospects and outlook, changes in to differ materially from those governmental regulation, tax rates and contemplated by those statements. The similar matters, the results of forward-looking information is based litigation, the ability to attract and on various factors and was derived retain quality employees and other
using numerous assumptions.               risks  detailed  in our other  filings
                                          with the  SEC.  We do not  promise  to
      Important factors that may cause update forward-looking information to the actual results to differ include, reflect actual results or changes in without limitation, the results of our assumptions or other factors that
efforts  to  implement   our              could affect those statements.

                               SELLING SHAREOWNERS

      We  issued  1,711,269  shares of    common  stock owned by the  respective
our common stock to Belgravia  Capital    Selling Shareowners.
Corporation in partial payment for the
purchase  of   substantially   all  of
Belgravia's assets.  Immediately after    Selling                 Shares Offered
the acquisition, Belgravia transferred    Shareowner                      Hereby
to   each   of   the   other   Selling    -----------             --------------
Shareowners    the  number  of  shares
listed below opposite their names. The
Selling  Shareowners   may  sell  from    Belgravia Capital
time  to  time  up to  the  number  of      Corporation              1,339,932
shares listed opposite their names.       Heller Financial, Inc.       207,858
                                          R.J. Brandes(1)               93,797
      Under    the    terms    of    a    Brandes Program LLC           69,682
Registration   Rights  Agreement    we    -------------
entered    into   with   the   Selling
Shareowners,   we  agreed  to use  our    (1)   Reflects 70,348 shares of common
best  efforts to register for offer or          stock held as trustee for Andrew
sale to the public  the  common  stock          Stone,  who  owns an  additional
issued  to  Belgravia   and  then  the          2,200  shares  of  common  stock
Selling Shareowners.  The registration          individually,  and 23,449 shares
of  these  shares,  however,  does not          of common  stock held as trustee
necessarily  mean  that  all or any of          for  William   Pitofsky.   Since
the  common  stock will be sold by the          October 8, 1997, Mr. Brandes has
Selling  Shareowners.   The  shares of          served  as  Executive   Managing
common  stock  offered  represent  all          Director   of   FINOVA   Capital
shares  of                                      Markets Inc., an indirect wholly
                                                owned subsidiary of FINOVA.

                                 USE OF PROCEEDS

      We will not  receive  any of the    Those proceeds  will  be  paid  to the
proceeds  from the sale of the  common    Selling Stockholders.
stock offered through this prospectus.

                              PLAN OF DISTRIBUTION

      The Selling Shareowners may stock to a broker-dealer and the sell the common stock from time to broker-dealer may sell the loaned
time.  The  Selling  Shareowners   may    common  stock.  Upon  a  default,  the
make these sales on exchanges or in broker-dealer may sell the pledged the over-the-counter market or common stock pursuant to this
otherwise,  at prevailing prices or in    prospectus.
negotiated  transactions.  The  common
stock  may be  sold  by:  (a) a  block          Broker-dealers   or  agents  may
trade in which the broker-dealer will receive compensation in the form of attempt to sell the common stock as commissions, discounts or concessions agent but may resell a portion of the from Selling Shareowners in amounts block as principal to facilitate the to be negotiated in connection with transaction; (b) purchases by a the sale. These broker-dealers and any broker-dealer as principal and resale other participating broker-dealers may by that broker-dealer for its account be considered "underwriters" under the pursuant to this prospectus; (c) an Securities Act of 1933, as amended, in exchange distribution under the rules connection with those sales. Any of that exchange; and (d) ordinary commission, discount or concession
brokerage       transactions       and    they   receive   may   be   considered
transactions   in  which  the   broker    underwriting  discounts or commissions
solicits   purchasers.   In  effecting    under that Act.
sales,  broker-dealers  engaged by the
Selling  Shareowners   may arrange for          The  Selling   Shareowners   may
other broker-dealers to participate in agree to indemnify any broker-dealer the resales. In addition, any common or agent that participates in stock that qualifies for sale under transactions involving sales of the
Rule 144 may be sold under Rule 144 common stock against certain rather than pursuant to this liabilities, including liabilities
prospectus.                               arising  under the  Securities  Act of
                                          1933.
      The  Selling   Shareowners   may
also  sell  common   stock  short  and          There is no  assurance  that any
redeliver the common stock to close of the Selling Shareowners will offer out these short positions. The Selling for sale or sell any or all of the Shareowners may also enter into common stock covered by this
option,  hedging or other transactions    prospectus.
with broker-dealers  which require the
delivery to the  broker-dealer  of the
common stock.  The  broker-dealer  may
resell those  shares  pursuant to this
prospectus.  The  Selling  Shareowners
may  also  loan  or  pledge the common

                                  LEGAL MATTERS

      William   J.   Hallinan,   Esq.,    FINOVA,  will pass on the  legality of
Senior Vice President-General Counsel,    the common stock offered  through this
or  Richard   Lieberman,   Esq.,  Vice    prospectus.
President-Assistant General Counsel of

                                    EXPERTS

    Deloitte & Touche LLP, independent ended December 31, 1996. The financial auditors, have audited the financial statements are incorporated into this statements for FINOVA incorporated in Prospectus by reference in reliance this Prospectus by reference from our upon their report given upon their Annual Report on Form 10-K for the authority as experts in accounting and
year                                      auditing.

                                  MISCELLANEOUS

      You should rely only on the any jurisdiction in which the making information contained in this document of an offer to sell or a solicitation or that we have referred you to. We of an offer to buy would not be have not authorized anyone to provide authorized. Additionally, this you with information that is document is not an offer to sell or a different. This document is not an solicitation of an offer to buy common offer to sell or a solicitation of an stock to anyone to whom it would be
offer to buy  common  stock by  anyone    unlawful to do so.
not qualified to do so or by anyone in

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The estimated amounts of the expenses of and related to the offering are as follows:

         Registration fee......................................      $   22,604
         Printing fees.........................................      $    5,000*
         Legal fees and expenses...............................      $   50,000*
         Accounting fees and expenses..........................      $   40,000*
         Blue sky fees and expenses............................      $   25,000*
         New York Stock Exchange listing fees..................      $   14,750*
         Miscellaneous expenses................................      $   17,646*
                                                                     ----------
                           Total...............................      $  175,000*

-----------
*Estimated

Item 15.  Indemnification of Directors and Officers

         The Delaware General Corporation Law (the "DGCL"), the state of incorporation of the Registrant, and the Certificate of Incorporation and Bylaws of the Registrant provides for indemnification of directors and officers.
Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her.

         Directors and officers of the Registrant are covered under policies of directors' and officers' liability insurance with coverage aggregating $100,000,000. The directors serving the Registrant are parties to Indemnification Agreements with the Registrant (the "Indemnification Agreements"). The Indemnification Agreements provide substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and Bylaws and are designed to provide greater assurance to the directors that indemnification will be available because as contracts, the Indemnification Agreements may not be unilaterally modified by the Registrant's Board of Directors or stockholders. The Indemnification Agreements generally are intended to provide indemnification for any amounts a director is legally obligated to pay because of claims arising out of the director's service to the Registrant or any subsidiary of the Registrant.

Item 16.  Exhibits

         4.1 Registration Rights Agreement, dated October 8, 1997, among The FINOVA Group Inc., Belgravia Capital Corporation, R.J. Brandes and Heller Financial Inc.
         5.1      Opinion of Richard Lieberman, Esq.
         23.1     Consent of Deloitte & Touche LLP
         23.2     Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)
         24.1     Power of Attorney (included on signature pages hereto)

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 3rd day of November, 1997.

                                     THE FINOVA GROUP INC.


                                     By: /s/ Samuel L. Eichenfield
                                        ----------------------------------
                                        Samuel L. Eichenfield
                                        Chairman, President and Chief
                                        Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of The FINOVA Group Inc., hereby severally constitute Samuel L. Eichenfield, Robert J. Fitzsimmons and William J. Hallinan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable The FINOVA Group Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                               Date
         ---------                                 -----                               ----

/s/ Samuel L. Eichenfield         Director, Chairman, President and Chief        November 3, 1997
-----------------------------     Executive Officer (Principal Executive
Samuel L. Eichenfield             Officer)


/s/ Bruno A. Marszowski           Senior Vice President-Controller and           November 3, 1997
-----------------------------     Chief Financial Officer (Principal
Bruno A. Marszowski               Financial and Accounting Officer)


/s/ Robert H. Clark, Jr.          Director                                       November 3, 1997
-----------------------------
Robert H. Clark, Jr.


/s/ G. Robert Durham              Director                                       November 3, 1997
-----------------------------
G. Robert Durham


/s/ James L. Johnson              Director                                       November 3, 1997
-----------------------------
James L. Johnson


/s/ Kenneth R. Smith              Director                                       November 3, 1997
-----------------------------
Kenneth R. Smith


/s/ Shoshana B. Tancer            Director                                       November 3, 1997
-----------------------------
Shoshana B. Tancer


/s/ John W. Teets                 Director                                       November 3, 1997
-----------------------------
John W. Teets

                                INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------

   4.1 Registration Rights Agreement, dated October 8, 1997, among The FINOVA Group Inc., Belgravia Capital Corporation, R.J. Brandes and Heller Financial Inc.
   5.1            Opinion of Richard Lieberman, Esq.
   23.1           Consent of Deloitte & Touche LLP
   23.2           Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)
   24.1           Power of Attorney (included on signature pages hereto)
                                      II-4